Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE is made effective this 18th day of January, 2019, by and between Butler North, LLC, a Minnesota Limited Liability Company (hereinafter referred to as "Landlord"), and QUMU Corporation, a Minnesota corporation (hereinafter referred to as "Tenant").

WHEREAS, Butler North, LLC and Tenant have previously entered into a Building Lease dated March 5, 2015 (the "Lease"), as amended October 20, 2016 and April 10, 2018, for certain premises ("Leased Premises") consisting of 16,474 square feet of rentable area and located on the third floor of the Butler North Building, 510 First Avenue North, Minneapolis, Minnesota 55403;

WHEREAS, the Tenant and the Landlord have agreed to exclude from the Premises (as defined in the Lease) approximately 3,481 rentable square feet (depicted on Exhibit A, the excluded space being hereinafter referred to as the "Excluded Premises"), for the period starting on March 1, 2019 (the "Effective Date"). As of the Effective Date, the revised Premises (as depicted in Exhibit B) will total 12,993 rentable square feet.

WHEREAS, the parties hereto are desirous of amending certain terms, covenants and conditions of the Lease;

NOW, THEREFORE, in consideration of the Lease and of the mutual covenants contained herein, the sufficiency of which consideration is acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.	Recitals. The above recitals are by this reference incorporated as if fully restated herein.

2.	Premises. As of the Effective Date, the definition of "Premises" in Article I, Section 1.4 of the Lease is hereby amended and replaced as follows:

12,993 rentable square feet, located on the third floor of the Building, outlined in red as depicted in Exhibit B and commonly known as Suite 305.

3.	Tenant's Pro Rata Share. Section 1.13 of the Lease is amended to provide that, as of the Effective Date, the Tenant's Pro Rata Share is 10.13%.

4.
Contingency of Sublease Termination. Tenant previously entered into a Sublease Agreement dated April 6, 2018 ("Sublease") with Sezzle, Inc. ("Subtenant") for the "Sublease Premises," as defined in the Sublease. This Third Amendment is conditioned upon and subject to the termination of the Sublease on the Effective Date and the Subtenant surrendering possession of the Sublease Premises pursuant to the requirements of the Sublease. If the Sublease is not terminated on or before the Effective Date, then this Third Amendment to Lease shall be of no further force or effect as of the Effective Date.

5.
Release of Excluded Premises and Related Claims. As of the Effective Date, Tenant releases all right, title and interest in the Excluded Premises. Landlord and Tenant each hereby releases, remises and forever discharges the other and its respective officers, directors, employees, agents, parents, subsidiaries and affiliates from all debts, demands, actions, causes of action, suits, accounts, covenants, controversies, agreements, promises, judgments, demands, contracts, agreements, damages, claims and liabilities whatsoever, in law or equity, in arbitration or otherwise, whether known or unknown, suspected or unsuspected, related to, arising out of, connected with or incidental to the Excluded Premises, except Landlord shall reconcile and account for any estimated additional rent paid by Tenant for the Excluded Premises prior to the Effective Date for the actual costs as provided in Section 2.7 of the Lease.

6.
Lease Affirmed; Defined Terms. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed and remain in full force and effect. This Amendment, upon execution, constitutes a part of the Lease. All capitalized terms in this Amendment shall have the same meaning as given in the Lease unless otherwise specifically defined herein. However, where any terms and provisions of this Amendment conflict or are inconsistent with the Lease, then the terms and provisions of this Amendment shall govern, control, and prevail.

7.
Successors; Amendment; Execution. This Amendment (a) shall be binding upon and will inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; (b) may be modified or amended only if in writing and signed by each party hereto; and (c) may be executed in multiple counterpart and by facsimile or electronic signature, each of which shall, for all purposes, be deemed an original, but which together shall constitute one and the same instrument, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed documents.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the date set forth below each party's signature.

LANDLORD: BUTLER NORTH LLC		TENANT: QUMU CORPORATION

By:	/s/ Ned Abdul	By:	/s/ David G. Ristow
Its:	Chief Manager	Its:	CFO
Date:	1/18/2019	Date:	1/18/2019